EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Indus International	Cameron Associates
Gary Frazier, Corporate Communications	Al Palombo, Investor Relations
770-989-4188, gary.frazier@indus.com	212-554-5488, al@cameronassoc.com
Indus International Reports Fiscal Fourth Quarter and Full Year 2006
Results
Company Achieves 75 Percent Growth in Adjusted EPS during Fiscal Year 2006
ATLANTA, May 5, 2006 — Indus International, Inc. (NASDAQ: IINT), a leading Service Delivery Management (SDM)™ solution provider, today announced the results of operations for its fiscal fourth quarter and year ended March 31, 2006, and provided guidance for future financial performance.
Total revenue for the fourth quarter of fiscal 2006 was $31.9 million, compared with $37.4 million in the same quarter last year and $34.7 million in the prior quarter. Revenue from software license fees totaled $5.1 million, compared to $8.9 million in the same period a year ago and $8.1 million in the prior quarter. Net income for the quarter was $2.1 million, or $0.03 per fully diluted share, compared to $2.5 million, or $0.04 per fully diluted share, in the same quarter last year and $2.9 million, or $0.05 per fully diluted share, in the prior quarter. Adjusted net income, which excludes restructuring benefits and settlement expenses, was $1.9 million, or $0.03 per fully diluted share, for the fourth quarter of fiscal 2006 compared to $2.4 million, or $0.04 per fully diluted share, in the same quarter last year and $3.0 million, or $0.05 per fully diluted share, in the prior quarter. A reconciliation of adjusted net income (loss) is included in the financial statements that are part of this press release.
Total revenue for fiscal 2006 was $133.2 million, compared with $142.2 million in fiscal 2005. On a full-year comparison, software license revenue was $26.0 million; support, outsourcing and hosting revenue was $59.7 million and consulting, training and other revenue was $47.5 million in fiscal 2006 compared to $31.9 million, $59.5 million and of $50.1 million, respectively, for fiscal 2005. It is important to note that license revenues for fiscal 2005 include a transaction for more than $5 million, which was closed in 2003 but not recognized until fiscal 2005 when the
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Indus Announces Fiscal Fourth Quarter 2006 Results, page 2
company completed certain translation efforts for a customer in Japan. The company’s net income for fiscal 2006 totaled $8.2 million, or $0.14 per fully diluted share, compared with a net loss of $6.1 million, or $0.11 per fully diluted share, during the prior year. Adjusted net income, which excludes the restructuring benefits and settlement expenses, was $8.2 million, or $0.14 per fully diluted share, for fiscal 2006, reflecting a $3.8 million improvement over the adjusted net income of $4.4 million, or $0.08 per fully diluted share, for fiscal 2005.
Key Quarterly Financial and Business Highlights:
•	Signed new clients in service delivery management space during the fourth quarter, including Johnson Controls Inc., Salt River Project and American Tower Corporation

•	Won multiple successful license expansions during the fourth quarter in utility industry, including Greater Cincinnati Water Works and several municipalities

•	Signed international license expansions in Central Europe during the fourth quarter at CEZ in The Czech Republic, as well as ENTP in Algeria, GE Plastics and Sanofi
Key Annual Financial and Business Highlights:
•	Posted adjusted net income for the year, which excludes restructuring benefits and settlement expenses, of $8.2 million, or $0.14 per fully diluted share, reflecting an improvement of 75 percent over the prior year amount of $4.4 million, or $0.08 per fully diluted share

•	Increased cash by $9.1 million over the fiscal year, which is net of a $2.5 million payment as a result of our lease buyout

•	During fiscal 2006, increased licenses of Service Suite product by more than 200 percent from the prior year, including several strategic wins outside of the utility market

•	Had successful license sales during fiscal year 2006 in Europe at CNE of Romania, La Compagnie Generale Des Matieres Nuclearires (COGEMA) and Danka, as well as a successful go-live and license expansion at PAKS in Hungary

•	Continued development of business opportunity in Japan with a license expansion at Tokyo Electric Power Company (TEPCO) and the delivery of the translated product to an additional Japanese electric power company

•	Maintained leadership in the utility market, particularly for nuclear power generation, as evidenced by a key license expansion during fiscal 2006 at Entergy, which will lead to the standardization of Indus products across their entire fleet of nuclear power plants
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Indus Announces Fiscal Fourth Quarter 2006 Results, page 3
Executive Commentary
“Although the software license fees for the fourth quarter of fiscal year 2006 were not what we had expected, we did meet our annual projections on adjusted EPS and continued to make progress toward our business goals,” said Indus President and CEO Greg Dukat. “In all of our key business areas — utilities, international markets and commercial SDM opportunities — we remained focused and successfully executed our strategy. License transactions for our field service management product, Indus Service Suite, grew more than 200 percent for the year, far exceeding growth in the fast-growing field service market as a whole. So, while we face challenges in certain areas as all industry-leading companies do, we enter fiscal 2007 in excellent shape.”
Indus Chief Financial Officer Pat Henn added, “Our restructuring and cost control efforts over the past few years have allowed us to improve the profitability and financial position of the company significantly during fiscal 2006. We will continue to look for opportunities to improve our financial position as we execute our Service Delivery Management strategy.”
Business Outlook
For the fiscal year ending on March 31, 2007, the company currently projects adjusted net income, which excludes restructuring charges and benefits and stock option compensation expense under SFAS 123 (R), to fall within a range of $0.17 and $0.23 per fully diluted share. A reconciliation of adjusted net income (loss) is included as part of this press release. These projections assume the company will not be subject to income taxes and that there are no significant changes to the current general economic environment and the capital spending environments within our markets over the course of the year.
Investor Call
As previously announced, Indus will conduct an investor conference call to discuss the company’s results and other matters related to the company at 11:00 a.m. EST today. Investors may access the conference call over the Internet via the Company’s Website (investor.indus.com), or via telephone by dialing 800-938-0653 (International callers dial 973-321-1100). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
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Indus Announces Fiscal Fourth Quarter 2006 Results, page 4
For those who cannot listen to the live broadcast, a replay will be available through May 19, 2006, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID #7299211; or by going to the Company’s Website (Investor.Indus.com).
Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, individual investors may submit questions at any time prior to and during the call by sending an email to investorqa@indus.com.
About Indus International
Indus is a leading Service Delivery Management (SDM) solution provider, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated operating results for fiscal year ending March 31, 2007, and sustaining leadership in our target markets. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2005 Annual Report on Form 10-K filed with the SEC on June 13, 2005, and its subsequent quarterly reports on Form 10-Q filed with the SEC for a further discussion of these and other risks.
The information presented in this press release includes financial measures using accounting principles generally accepted in the U.S. (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring and settlement expenses as well as subsequent revisions of the estimates used in the determination of such charges which relate to excess lease costs for vacated space and severance costs in the periods discussed herein. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are
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Indus Announces Fiscal Fourth Quarter 2006 Results, page 5
frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.
Indus is a registered trademark of Indus International Inc. Other company and product names may be trademarks of the respective companies with which they are associated.
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INDUS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2006	March 31, 2005
ASSETS

Current assets:

Cash and cash equivalents	$37,165	$27,779
Restricted cash	2,793	194
Billed accounts receivable, net	14,020	16,844
Unbilled accounts receivable	6,257	14,293
Other current assets	3,683	3,672

Total current assets	63,918	62,782

Property and equipment, net	26,990	30,755
Capitalized software, net	3,760	5,014
Goodwill	7,442	7,442
Acquired intangible assets, net	9,066	10,536
Restricted cash, noncurrent	2,976	5,821
Other assets	681	427

Total assets	$114,833	$122,777

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Notes payable	$767	$767
Accounts payable	3,836	4,208
Accrued liabilities	14,051	19,213
Deferred revenue	30,233	34,911

Total current liabilities	48,887	59,099

Income taxes payable	2,553	3,137
Mortgage and other liabilities	13,312	20,128

Stockholders’ equity:

Common stock	59	58
Additional paid-in capital	163,218	165,280
Treasury stock, at cost	—	(4,681)
Deferred compensation	(480)	—
Accumulated deficit	(113,142)	(121,322)
Accumulated other comprehensive income	426	1,078

Total stockholders’ equity	50,081	40,413

Total liabilities and stockholders’ equity	$114,833	$122,777

Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.989.4231
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Indus Announces Fiscal Fourth Quarter 2006 Results, page 7
INDUS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Revenue:
Software license fees	$5,104	$8,850	$25,971	$31,866
Services:
Support, outsourcing and hosting	15,442	15,276	59,694	59,543
Consulting, training and other	11,387	13,254	47,491	50,760

Total revenue	31,933	37,380	133,156	142,169

Cost of revenue:
Software license fees	568	488	2,041	3,737
Services:
Support, outsourcing and hosting	3,860	3,678	14,474	16,975
Consulting, training and other	9,432	9,593	37,398	38,995

Total cost of revenue	13,860	13,759	53,913	59,707

Gross margin	18,073	23,621	79,243	82,462

Operating expenses:
Research and development	6,741	8,711	29,357	31,956
Sales and marketing	6,286	8,190	27,234	30,619
General and administrative	3,373	4,062	15,187	15,125
Restructuring and settlement (benefits)/expenses	(153)	(118)	(24)	10,430

Total operating expenses	16,247	20,845	71,754	88,130

Operating income (loss)	1,826	2,776	7,489	(5,668)

Other income (expense), net	147	(232)	529	(285)

Pre-tax income (loss)	1,973	2,544	8,018	(5,953)
Provision (benefit) for income taxes	(89)	32	(162)	112

Net income (loss)	$2,062	$2,512	$8,180	$(6,065)

Net income (loss) per share:
Basic	$0.04	$0.04	$0.14	$(0.11)

Diluted	$0.03	$0.04	$0.14	$(0.11)

Shares used in computing per share data:

Basic	58,410	57,456	57,951	57,259
Diluted	61,512	58,131	60,195	57,259
Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.955.2977
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Indus Announces Fiscal Fourth Quarter 2006 Results, page 8
INDUS INTERNATIONAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
(In Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Reconciliation of adjusted net income (loss) *:

Net income (loss)	$2,062	$2,512	$8,180	$(6,065)
Restructuring and settlement (benefits)/expenses	(153)	(118)	(24)	10,430
Income tax effect	—	—	—	—

Adjusted net income*	$1,909	$2,394	$8,156	$4,365

Adjusted net income per diluted share*	$0.03	$0.04	$0.14	$0.08

*	The information presented above includes financial measures using accounting principles generally accepted in the U.S. (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring and settlement (benefits)/expenses, as well as subsequent revisions of the estimates used in the determination of restructuring charges, relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.
Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel: 770.952.8444 Fax: 770.989.4231
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